Exhibit 99.B(g)(2)

Global Custody Services and Charges

for

Adviser Managed Trust

Effective February 28, 2011

Brown Brothers Harriman & Co.	Schedule of Global Services & Charges

I.	Global Custody Charges	3
	Safekeeping & Transaction Charges	3
	Additional Transaction Charges	5
	Transaction Surcharges	5
	Direct Debit Charges	6
	Relationship Discounts	6
II.	Overdraft Interest Charges	7
III.	Out of Pocket Expenses	7
IV.	Billing	7

I.              Global Custody Charges

Safekeeping & Transaction Charges

The annual basis point charges are applied monthly to the settled positions as reflected on BBH’s custody system at month end.

In addition to safekeeping, the asset charge covers the registrations of shares in BBH’s nominee name, timely notification of corporate action information, and corporate action related cash processing (e.g. dividend and interest collections). The asset charge does not include transaction charges related to corporate actions transactions.  Transaction charges are discussed in the paragraph below.

Transaction charges are applied to straight through processed (STP) transactions, including corporate action related security movements, in the applicable markets.  Non-STP transactions will incur a surcharge as indicated under transaction surcharges.  Other specialized processing will be charged as indicated under Additional Transaction Charges.

Fees for additional markets will be discussed and agreed upon prior to investment.

Market	Annual Asset Charge (BP)	Transaction Charge (USD)
Argentina	6	40
Australia	1	25
Austria	1	25
Bahrain	N/A	N/A
Bangladesh	N/A	N/A
Belgium	1	25
Bermuda	N/A	N/A
Bolivia	N/A	N/A
Botswana	N/A	N/A
Brazil	6	35
Bulgaria	N/A	N/A
Canada	0.8	8
Cayman Islands	N/A	N/A
Chile	6	35
China	10	85
Colombia	20	80
Costa Rica	N/A	N/A
Croatia	N/A	N/A
Cyprus	N/A	N/A
Czech Republic	8	50
Denmark	1	20
Dominican Republic	N/A	N/A
Egypt	15	70
Ecuador	N/A	N/A
El Salvador	N/A	N/A
Estonia	N/A	N/A
Euroclear/Clearstream	0.8	9
Finland	1	20
France	0.8	17
Germany	0.8	17
Ghana	N/A	N/A
Greece	10	30
Hong Kong	2	25
Hungary	8	50
Iceland	N/A	N/A
India	5	40
Indonesia	6	40
Ireland	1	20
Israel	9	50
Italy	1	17
Ivory Coast	N/A	N/A
Jamaica	N/A	N/A
Japan	0.8	8
Jordan	N/A	N/A
Kazakhstan	N/A	N/A
Kenya	N/A	N/A
Kuwait	N/A	N/A
Latvia	N/A	N/A
Lebanon	N/A	N/A
Lithuania	N/A	N/A
Luxembourg	N/A	N/A

Market	Annual Asset Charge (BP)	Transaction Charge (USD)
Macedonia	N/A	N/A
Malaysia	4	40
Malta	N/A	N/A
Mauritius	N/A	N/A
Mexico	2	20
Morocco	N/A	N/A
Namibia	N/A	N/A
Netherlands	1	17
New Zealand	1	25
Nigeria	85	100
Norway	1	20
Oman	N/A	N/A
Pakistan	30	80
Palestine	N/A	N/A
Panama	N/A	N/A
Papua New Guinea	N/A	N/A
Peru	20	80
Philippines	3	50
Poland	7	40
Portugal	3	25
Qatar	N/A	N/A
Romania	N/A	N/A
Russia	18	100
Saudi Arabia	N/A	N/A
Serbia	N/A	N/A
Singapore	2	40
Slovak Republic	N/A	N/A
Slovenia	N/A	N/A
South Africa	1	30
South Korea	1	20
Spain	1	30
Sri Lanka	N/A	N/A
Swaziland	N/A	N/A
Sweden	1	20
Switzerland	0.8	15
Taiwan	4	30
Thailand	4	40
Trinidad	N/A	N/A
Tunisia	N/A	N/A
Turkey	8	50
Uganda	N/A	N/A
Ukraine	N/A	N/A
United Arab Emirates	N/A	N/A
United Kingdom	0.25	6
United States	0.1	2.50
Uruguay	N/A	N/A
Venezuela	N/A	N/A
Vietnam	N/A	N/A
Virgin Islands	N/A	N/A
Zambia	N/A	N/A
Zimbabwe	N/A	N/A

NOTE:

1.     Unpriced fixed income instruments are valued at par.

2.     Unpriced asset backed instruments are valued at current face.

3.     Transaction charge is assessed per partial settlement.

4.     Securities lending related movements are charged at the relevant transaction rates per market.

5.     US is defined as DTC, FRB, and NY Vault held assets.

6.     Assets held away incur transactions and asset charges at the US market rate.

Additional Transaction Charges

The transaction charges are applicable to specialized processing.

Transaction Type	Charge (USD)
Security Transactions
Trade Cancel	2.50
Repurchase Agreement	2.50
Commercial Paper	2.50
Physical Securities Settlement	15.00
Cash Transactions
FRB – 1.50
USD Wire Payment (Debit or Credit)	CHIPS – 1.50
ACH – 1.50
Non USD Wire Payment (Debit or Credit)	7.50
Transfer of Cash between Accounts (Book Transfer)	1.50
Time Deposit	N/A
Paydowns	2.50
Corporate Actions
Tax Reclaim	N/A
Maturity	N/A
Proxy Announcement (Non US)	N/A
Proxy Vote (Non US)	N/A
MT599	N/A

Transaction Surcharges

The transaction surcharges are applied over and above the STP transaction charges.

Transaction Type	Charge (USD)
Security Transactions
Manual Trade	N/A
Repaired Trade	N/A
Cash Transactions
Manual Cash Movement	N/A
3rd Party Foreign Exchange	N/A

NOTE:

7.     For settlement transactions to be automated, instructions must be received by properly formatted SWIFT industry standard messages (excluding MT599 messages) or via BBH proprietary communication system.

8.     Repaired instructions surcharges are applied to incomplete and/or missing market settlement information. Trade enrichment for PSET (Place of Settlement) and Local ID are considered repair items

9.     Repaired Trade surcharge are only applied to client instruction issues only.

Direct Debit Charges

The additional transaction charges are assessed directly to the agreed upon account at the time of transaction.  These items will not appear on your monthly invoice

Transaction Type	Charge (USD)
Corporate Actions
EDS Election Service	150
ADR Pick Up	50
ADR Conversion/Cancellation	100
US Withholding Tax Adjustments	50
Worthless Securities	150
Miscellaneous
Restricted Securities Investigation	500
Restricted Securities Lifting	100

Relationship Discounts

The following additional discounts will apply based on the aggregation of assets across: SEI Institutional International Trust, SEI Institutional Investments Trust, SEI Institutional Managed Trust, SEI Global Master Fund plc, SEI Global Assets Fund plc, SEI Global Investments Fund plc, SEI Islamic Investments Fund plc, SEI Structured Credit Fund LP,  Adviser Managed Trust, and SEI Investments Distribution Co.

Foreign Asset Discount
< $5 billion	NA
$5-10 billion	5%
$10-20 billion	10%
$20-40 billion	12.5%
> $40 billion	15%

Total Asset Discount
< $10 billion	10%
$10-20 billion	15%
$20-30 billion	17.5%
$30-40 billion	20%
$40-50 billion	22.5%
> $50 billion	25%

II.        Overdraft Interest Charges

BBH charges USD overdrafts using 30 day LIBOR as the rate basis, plus a standard Overdraft basis point spread in the table below.

Non USD overdraft interest is calculated at the BBH Base Rate plus a standard Overdraft basis point spread in the table below.

Type	Standard Basis Point (bp)
Overdraft	200bp spread

BBH Base Rates are set daily reflecting BBH’s effective trading rate in the local money markets on each day.  In those markets where a true money market rate is not available, or is not reflective of the market, the BBH Treasury Group sets overdraft rates on a market-by-market basis, taking into consideration market standards and conditions.

Overdraft interest accrues daily and posts monthly to the agreed upon account on the last day of the month with next day funds based on adjusted available balances.

III.       Out of Pocket Expenses

Out-of-pocket expenses may include, but are not limited to, postage, courier and overnight mail charges, telephone and telecommunication charges, including fax charges, duplicating charges including those relating to filings with federal and state regulatory authorities and Board meeting materials, forms and supplies including those relating to Board meeting materials, certain filings with federal and/or state regulatory filings, customized computer programming requests, charges for organizing documents, pricing service charges, record retention, reproduction, retrieval and destruction costs, locally mandated charges, subcustodian communications expenses, telex expenses, audit reporting expenses, direct expenses such as tax reclaims, stamp duties, foreign investor registration, commissions, dividend and income collection charges, proxy charges when the agent is not in the U.S., taxes, certificate fees, special handling, transfer, withdrawal, Euroclear deposit and withdrawal charges, holding charges, lifting fees and inquiry fees from correspondents and registration fees, and other expenses as agreed to by the parties from time to time would be applied to your account.

IV.       Billing

Fees are payable on a monthly basis in US Dollars.

BBH will automatically debit the agreed upon account, specified in the direct debit authorization letter for the invoiced amount.

Accepted and agreed:

Fee Schedule Effective Date:     February 28, 2011

Adviser Managed Trust

By:	/s/ David F. McCann

Name:	David F. McCann

Date:	May 26, 2011

Brown Brothers Harriman & Co.

By:	/s/ Patricia R. Fallon

Name:	Patricia R. Fallon, Managing Director

Date:	June 7, 2011